EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, D.C. 20549

We have conducted a review of the condensed consolidated financial statements of Superior Uniform Group, Inc. and subsidiary (“the Company”) as of June 30, 2007 and for the three-month and six-month periods ended June 30, 2007 in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issued our report thereon dated July 24, 2007 (which report contains an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes). We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of the Company for the quarter ended June 30, 2007 are being incorporated by reference in the Registration Statement on Form S-8 (File No. 333-105906, effective June 6, 2003) and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.

/s/ GRANT THORNTON LLP

Tampa, Florida

July 24, 2007